EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Stacy Feit
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY TO WEBCAST

FIRST QUARTER FISCAL 2019 EARNINGS CONFERENCE CALL

ON MAY 1, 2019

Calabasas Hills, Calif., – April 2, 2019 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today announced it will release first quarter fiscal 2019 financial results after market close on Wednesday, May 1, 2019. The Company will hold a conference call to discuss its results on the same day beginning at 2:00 p.m. Pacific Time. The conference call will be webcast and can be accessed on the Company’s website, investors.thecheesecakefactory.com. A replay of the webcast will be available on the Company’s website through May 31, 2019.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale, casual-dining segment in 1978 with the introduction of its namesake concept. The Company, through its subsidiaries, owns and operates 218 restaurants throughout the United States, including Puerto Rico, and Canada, comprised of 201 restaurants under The Cheesecake Factory® mark; 14 restaurants under the Grand Lux Cafe® mark; two restaurants under the RockSugar Southeast Asian Kitchen® mark and one restaurant under the Social Monk Asian Kitchen™ mark. Internationally, 22 The Cheesecake Factory® restaurants operate under licensing agreements. The Company’s bakery division operates two bakery production facilities, in Calabasas Hills, CA and Rocky Mount, NC, that produce quality cheesecakes and other baked products for its restaurants, international licensees and third-party bakery customers. In 2019, the Company was named to the FORTUNE Magazine “100 Best Companies to Work For®” list for the sixth consecutive year. To learn more about the Company, visit www.thecheesecakefactory.com.

From FORTUNE. ©2019 Fortune Media IP Limited. FORTUNE 100 Best Companies to Work For is a trademark of Fortune Media IP Limited and is used under license. FORTUNE and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, Licensee.

###

The Cheesecake Factory Incorporated 26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100